EXHIBIT 21.1

                          SUBSIDIARIES OF REALCO, INC.
                             As of December 31, 2001


                                                 State of         Percent
Name of Subsidiary                               Organization     Owned
------------------                               ------------     -------
Charter Building & Development Corp.             New Mexico       100%
Equity Securities Investments, Inc.              Minnesota        100%
Financial Services Group, Inc.                   New Mexico       100%
First Commercial Real Estate Services, Inc.      New Mexico       100%
Great American Equity Corporation                New York         100%
P.H.S., Inc.                                     New Mexico       100%
P.H.S. Mortgage Co.                              New Mexico       49.99%
Real Estate Brokerage Services, Inc.             New Mexico       100%
Realco Construction, Inc.                        New Mexico       100%
Success Venture                                  New Mexico       50%